DATA I/O CORPORATION

NOTICE OF 2010

ANNUAL MEETING

and

PROXY STATEMENT

DATA I/O CORPORATION

March 31, 2010

To Our Shareholders:

            You are cordially invited to attend the 2010 Annual Meeting of Data I/O Corporation, which will be held at Data I/O’s headquarters at 6464 185th Ave NE, Suite 101, Redmond, Washington 98052. The meeting will begin at 2:00 p.m. Pacific Daylight Time on Tuesday, May 11, 2010.

            Officers of Data I/O will be attending and will respond to questions after the meeting. We will review the business operations of Data I/O for 2009 and the first quarter of 2010 and provide a business update. Formal business will include the election of directors, and ratification of the continued appointment of Grant Thornton LLP as Data I/O’s independent auditors.

            Please read the proxy materials carefully. Your vote is important. Data I/O appreciates you considering and acting on the proposals presented. I am looking forward to seeing you on May 11th.

Sincerely,

Frederick R. Hume
President and Chief Executive Officer

DATA I/O CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS - May 11, 2010

To the Shareholders of Data I/O Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Data I/O Corporation (the “Company” or “Data I/O”) will be held at 2:00 p.m. Pacific Daylight Time, on Thursday, May 11, 2010, at Data I/O’s principal offices, 6464 185th Ave NE, Suite 101, Redmond, Washington 98052, for the following purposes:

(1)           Election of Directors:

To elect four directors, each to serve until the next annual meeting of shareholders or until his or her successor is elected and qualified or until such director’s earlier death, resignation, or removal.

(2)           Ratification of Independent Auditors:

To ratify the continued appointment of Grant Thornton LLP as Data I/O’s independent auditors for the calendar year ended December 31, 2010.

(3)           Other Business:

To consider and vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on May 11, 2010.

The proxy statement and annual report to security holders are also available at http://www.dataio.com/corporate/filings.asp.

The Board of Directors has fixed the close of business on March 12, 2010, as the Record Date for the determination of shareholders entitled to notice of, and to vote at, the 2010 Annual Meeting and any adjournment or postponement thereof.

                                                                                                                By Order of the Board of Directors

                                                                                                                /s/ Frederick R. Hume

                                                                                                                Frederick R. Hume

                                                                                                                President and Chief Executive Officer

Redmond, Washington

March 31, 2010

YOUR VOTE IS IMPORTANT

Whether or not you expect to attend the meeting in person, we urge you to sign, date and return the accompanying proxy card at your earliest convenience, or you may vote by the internet at http://www.proxyvoting.com/daio or by telephone, as provided in the instructions on the proxy card. This will ensure the presence of a quorum at the meeting. Promptly returning a signed and dated proxy card, or voting by the internet or by telephone, will save Data I/O the extra expense of additional solicitation. Your proxy is revocable at your request any time before it is voted. If you attend the meeting, you may vote in person if you wish even if you have previously returned your proxy card. If you vote by mail, an addressed, postage-paid envelope is provided in order to make certain that your shares will be represented at the Annual Meeting.

DATA I/O CORPORATION

6464 185th Ave NE, Suite 101

Redmond, Washington 98052

____________________

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 11, 2010

INFORMATION REGARDING PROXY

This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors (“Board of Directors”) of Data I/O Corporation (the “Company” or “Data I/O”) for use at the Annual Meeting of Shareholders to be held on Tuesday, May 11, 2010, at 2:00 p.m. Pacific Daylight Time at Data I/O’s principal offices, 6464 185th Ave NE, Suite 101, Redmond, Washington 98052, and at any adjournment of the meeting (the “Annual Meeting”). Shareholders of record at the close of business on March 12, 2010 (the “Record Date”) are entitled to notice of, and to vote, at the Annual Meeting. This Proxy Statement and a copy of Data I/O’s 2009 Annual Report to Shareholders are being mailed to shareholders on or about April 15, 2010.

A proxy card is enclosed for your use. You are requested on behalf of the Board of Directors to sign, date, and return the proxy card in the accompanying envelope, which is postage-paid if mailed in the United States or Canada, or you may vote by the internet at http://www.proxyvoting.com/daio, or by telephone, as provided in the instructions on the proxy card. If you vote by the internet or by telephone, you do not need to mail back the proxy card.

A proxy in the accompanying form, which is properly signed, dated and returned and not revoked, will be voted in accordance with its instructions.  To vote on the election of directors, check the appropriate box under Item No. 1 on your proxy card. You may (a) vote for all of the director nominees as a group, (b) withhold authority to vote for all director nominees as a group, or (c) vote for all director nominees as a group except those nominees indicated to the contrary. To vote on the proposal to ratify Grant Thornton LLP as Data I/O’s independent auditors for the calendar year ended December 31, 2010, check the appropriate box under Item No. 2 on your proxy card. You may (a) vote “FOR” approval of the ratification of Grant Thornton LLP as Data I/O’s independent auditors, (b) vote “AGAINST” approval of the ratification of Grant Thornton LLP as Data I/O’s independent auditors, or (c) “ABSTAIN” from voting on the ratification of Grant Thornton LLP as Data I/O’s independent auditors.  Proxies which are returned to Data I/O without instructions will be voted as recommended by the Board of Directors. Any shareholder who returns a proxy may revoke it at any time prior to voting on any matter (without, however, affecting any vote taken prior to such revocation) by (i) delivering written notice of revocation to the Secretary of Data I/O at Data I/O’s principal offices, (ii) executing and delivering to Data I/O another proxy dated as of a later date, or (iii) voting in person at the Annual Meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS

The only outstanding voting securities of Data I/O are shares of common stock (the “Common Stock”). As of the Record Date, there were 8,959,294 shares of Common Stock issued and outstanding, and each such share is entitled to one vote at the Annual Meeting. The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required for a quorum for transacting business at the Annual Meeting. Shares of Common Stock underlying abstentions will be considered present at the Annual Meeting for the purpose of calculating a quorum. Under Washington law and Data I/O’s charter documents, if a quorum is present, the four nominees for election to the Board of Directors who receive the greatest number of affirmative votes cast at the Annual Meeting will be elected directors. Abstentions will have no effect on the election of directors because they are not cast in favor of any particular candidate. The proposals to ratify the continued appointment of Grant Thornton as Data I/O’s independent auditors will be approved, if a quorum is present, if the number of votes cast in favor of the proposals exceeds the number of votes cast against the proposals. Abstentions and broker non-votes on the proposals will have no effect because approval of the proposals is based solely on the votes cast. Proxies and ballots will be received and tabulated by BNY Mellon Shareowner Services, an independent business entity not affiliated with Data I/O.

Effect of Not Casting Your Vote

If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of Directors (Item No. 1 of this Proxy Statement).  In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those share on your behalf in the election of directors as they felt appropriate.  Recent changes in regulations no longer allow your bank or broker to vote your uninstructed shares in the election of directors on a discretionary basis.  If you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf.  Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of Data I/O’s independent auditors (Item No. 2 of this Proxy Statement).  If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf of any of the items of business at the Annual Meeting.

The Common Stock is traded on the NASDAQ Capital Market under the symbol “DAIO”. The last sale price for the Common Stock, as reported by the NASDAQ Capital Market on March 12, 2010, was $4.44 per share.

Principal Holders of Data I/O’s Common Stock

The following table sets forth information for to all shareholders known by Data I/O to be the beneficial owners of more than five percent of its outstanding Common Stock as of March 12, 2010. Except as noted below, each person or entity has sole voting and investment powers with for the shares shown.

Name and Address	Amount and Nature of Beneficial Ownership		Percent of Shares Outstanding (3)
Leviticus Partners, L.P. AMH Equity LLC 60East 42nd Street, Suite 901 New York, NY 10165	841,781	(1)	9.4%

Wellington Management Company, LLP Wellington Trust Company, NA 75 State Street Boston, Massachusetts 02109	904,061	(2)	10.09%

Penbrook Management, LLC AnKap Partners, L.P. AnKap, LLC; Robert S. Anderson Ralph Kaplan Barbara Burke DiCostanzo 570 Lexington Avenue, 12th Floor New York, NY 10022	480,100	(3)	5.36%

________

(1)         The holding shown is as of March 23, 2010 as jointly reported by Leviticus Partners, L.P. (“Leviticus”) and AMH Equity, LLC (“AMH”) on the most recent Schedule 13G/A filed pursuant to Rule 13d-i(c) under the Securities Exchange Act of 1934. The Schedule 13G/A indicates Leviticus holds sole voting and dispositive power with respect to 786,999 shares;  AMH Equity, LLC holds a sole voting and dispositive power with respect to 54,782 shares; AMH is the general partner of Leviticus; and Adam Hutt is the managing member of AMH.  The aggregate amount beneficially owned by the reporting parties is 841,781 shares.

(2)         The holding shown is as of December 31, 2009, as reported by Wellington Management Company, LLP on the most recent (dated February 12, 2010) Schedule 13G filed pursuant to Rule 13d-1(b) under the Securities Exchange Act of 1934.  The Schedule 13G indicates that Wellington Management holds shared voting and dispositive power with respect to 904,061 shares.  Wellington Management filed this 13G, in its capacity as investment advisor, for shares that are owned by clients.   No Wellington client is known to have rights or powers with respect to more than 5% of this security, except for Wellington Trust Company, NA.

              The holding shown is as of December 31, 2009, as reported by Wellington Trust Company, NA on the most recent (dated February 12, 2010) Schedule 13G filed pursuant to Rule 13d-1(b) under the Securities Exchange Act of 1934.  The Schedule   13G indicates that Wellington Trust holds shared voting and dispositive power with respect to 904,061 shares.  Wellington Trust filed this 13G, in its capacity as investment advisor, for shares that are owned by clients.   No Wellington Trust client is known to have rights or powers with respect to more than 5% of this security.

(3)         The holding shown is as of  December 31, 2009 as jointly reported by Penbrook Management, LLC; AnKap Partners, L.P.; AnKap, LLC; Robert S. Anderson; Ralph Kaplan; and Barbara Burke DiCostanzo, on the most recent (dated February 5, 2010) Schedule 13G filed pursuant to Rule 13d-1(c) under the Securities Exchange Act of 1934.  The Schedule 13G indicates that Penbrook Management has sole dispositive power of 297,200 shares and disclaims beneficial ownership of them; AnKap Partners has sole voting power and dispositive power for 185,000 shares; AnKap, LLC has sole voting power and dispositive power for 185,000 shares and disclaims beneficial ownership of them; Robert S. Anderson  has sole voting and dispositive power for 51,000 shares, shared voting power for 185,000 shares and shared dispositive power for 429,100 shares; with an aggregate amount of 480,100 shares, however disclaiming beneficial ownership of shares managed by Penbrook Managment and AnKap Partners; Ralph Kaplan has shared voting power for 185,000 shares and shared dispositive power for 429,100 shares; with an aggregate amount of 429,100 shares, however disclaiming beneficial ownership of shares managed by Penbrook Managment and AnKap Partners; Barbara Burke DiCostanzo has sole voting and dispositive power for 2,100 shares and shared dispositive power for 244,100 shares; with an aggregate amount of 246,200 shares, however disclaiming beneficial ownership of these shares managed by Penbrook Managment.

Directors’ and Officers’ Share Ownership

The following table indicates ownership of Data I/O’s Common Stock by each director of Data I/O, each executive officer named in the compensation tables appearing later in this Proxy Statement, and by all directors and executive officers as a group, all as of March 12, 2010. Data I/O is not aware of any family relationships between any director, director nominee or executive officer of Data I/O.

	Amount and Nature of		Percent of Shares
Name	Beneficial Ownership		Outstanding

Frederick R. Hume	309,504	(1)	3.45%
Joel S. Hatlen	206,440	(2)	2.30%
Paul A. Gary	115,919	(3)	1.29%
William R. Walker	61,458	(4)	(8)
Steven M. Quist	52,258	(5)	(8)
Gordon B. Bluechel	28,975	(6)	(8)
All current directors and executive officers as a group (6 persons)
	774,554	(7)	8.65%

(1)   Includes options to purchase 174,376 shares exercisable within 60 days.

(2)   Includes options to purchase 75,314 shares exercisable within 60 days.

(3)   Includes options to purchase 46,458 shares exercisable within 60 days.

(4)   Includes options to purchase 46,458 shares exercisable within 60 days.

(5)   Includes options to purchase 38,958 shares exercisable within 60 days.

(6)   Includes options to purchase 26,423 shares exercisable within 60 days.

(7)   Includes options to purchase 407,987 shares exercisable within 60 days.

(8)   Less than 1 percent each.

Data I/O is not aware of any arrangement the operation of which may at a subsequent date result in a change of control of Data I/O.

CORPORATE GOVERNANCE

Board Charters

The Board of Directors has adopted Corporate Governance and Nominating Committee, Audit Committee and Compensation Committee Charters. All our charters are reviewed and updated periodically and the current versions are posted on the corporate governance page of our website.  The corporate governance page can be accessed on our website at www.dataio.com/corporate/governance.asp.  All of these Charters are consistent with the applicable requirements of the Sarbanes-Oxley Act of 2002 and our NASDAQ listing standards.

Code of Ethics

Our updated Code of Ethics is also posted on the corporate governance page of our website. Data I/O’s Code of Ethics applies to all directors, officers and employees of Data I/O, including the named executive officers. The key principles of the Code are to act legally, and with integrity in all work for Data I/O. We will post any amendments to our Code of Ethics on the corporate governance page of our website at www.dataio.com/corporate/governance.asp. In the unlikely event that the Board of Directors approves any waiver to the Code of Ethics for our executive officers or directors, information concerning such waiver will also be posted on our website. In addition to posting information regarding amendments and waivers on our website, the same information will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is permitted by the rules of The NASDAQ Stock Market, Inc.

Risk Oversight

Because our Board of Directors consists of three independent directors, who are on all of our Board Committees, and our Chief Executive Officer, risk oversight is generally handled by our entire Board of Directors, although certain risk oversight areas such as internal control and compensation are handled by our Audit Committee and Compensation Committee, respectively.

Director Independence

Paul A. Gary, Steven M. Quist, and William R. Walker are independent directors and prior directors Daniel A. DiLeo and Edward D. Lazowska, were independent directors, as defined in Rule 4200 (a)(15) of the National Association of Securities Dealers listing standards (the “NASD Rules”).

Leadership Structure

Data I/O has separated our Chairman and Chief Executive Officer positions to emphasize the independent roles of the Chairman of our Board and the executive role of our Chief Executive Officer.  We believe this separation more clearly supports the Board of Director’s independence, as opposed to a structure that combines the Chairman and Chief Executive Officer roles.  Our Chairman, Paul A. Gary, functions as our lead independent director and Frederick R. Hume is our Chief Executive Officer, President and Director.

PROPOSAL 1:  ELECTION OF DIRECTORS

The Board of Directors consisted of six directors through May 14, 2009. In an effort to further reduce expenses in last year’s difficult economic environment, the Board of Directors determined it would be in the best interest of Data I/O to reduce the size of the Board of Directors to four directors.  At the 2009 Annual Meeting, the shareholders elected four directors to serve until the next Annual Meeting or until his or her successor has been qualified and elected or such director’s earlier death, resignation or removal.
For the 2010 Annual Meeting the Board of Directors has approved the four nominees named below. All the nominees are currently members of the Board of Directors. Each of the nominees has indicated that they are willing and able to serve as directors. However, should one or more of the nominees not accept the nomination, or otherwise be unwilling or unable to serve, it is intended that the proxies will be voted for the election of a substitute nominee or nominees designated by the Board of Directors.

Recommendation:  The Board of Directors recommends a vote FOR each of the director nominees.

Paul A. Gary, age 69, has been a director of Data I/O since March 1998 and was named Chairman of the Board in May 1999. From 1987 until his retirement in 1996, Mr. Gary worked for ATT Microelectronics as Vice President of the High Performance IC and NETCOM business units. From 1981 to 1987, he held various leadership positions with (the former) Western Electric Company, including Director of Engineering and Manufacturing and General Manager. From 1967 to 1981, Mr. Gary worked for Bell Laboratories, finishing there as Laboratory Director. Mr. Gary has been a director of TriQuint Semiconductors, Inc. since 1996.  Mr Gary has extensive semiconductor industry operating, executive leadership and public company experience, as well as extensive knowledge of Data I/O, that the Board of Directors’ believes qualifies him to serve as a Data I/O director.

Frederick R. Hume, age 67, became President and Chief Executive Officer of Data I/O on February 23, 1999. He has been a director of Data I/O since January 1999. From 1988 until his retirement in 1998, Mr. Hume was Vice President and General Manager of Keithley Instruments in Cleveland, Ohio. From 1972 to 1988, he held various management positions at John Fluke Manufacturing, including Group Vice President for Manufacturing and Research and Development. Mr. Hume has extensive test and measurement and programming industry operating, executive leadership and public company experience, as well as extensive knowledge of Data I/O, that the Board of Directors believes qualifies him to serve as a Data I/O director.

Steven M. Quist, age 64, was appointed to the Board of Directors on March 2001.  Mr. Quist has been the Principal of Blackmore Peak Partners, a management consulting firm since 2003.  He was President and Chief Executive Officer of CyberOptics Corporation, from 1998 until 2003 and a Director of CyberOptics Corporation from 1991 to 2004.  From 1992 to 1998 he was President of Rosemount Inc., a subsidiary of Emerson Electric Co.  Mr. Quist has been a director of Rimage Corporation since 2000.  Also, Mr. Quist is a director of three privately held companies:  ILX Lightwave Corporation, S2 Corporation, and Nervonix, Inc. Mr. Quist has extensive operating, executive leadership and public company experience, as well as CEO experience in a related industry and extensive knowledge of Data I/O, that the Board of Directors’ believes qualifies him to serve as a Data I/O Director.

William R. Walker, age 69, has been a director of Data I/O since October 2003. From 1997 to 2009, Mr. Walker was the Chief Financial Officer, Secretary, Vice President of Hi/fn, Inc., a manufacturer of integrated circuits and software for storage and network infrastructure developers. From 1996 to 1997, he was the Chief Financial Officer, Secretary, Vice President of MMC Networks, Inc. From 1984 to 1996, Mr. Walker was Senior Vice President and Chief Financial Officer of Zilog, Inc.   Mr. Walker has extensive semiconductor financial, executive leadership and public company experience, as well as CFO and financial expert experience and extensive knowledge of Data I/O, that the Board of Directors’ believes qualifies him to serve as a director of Data I/O.

THE BOARD OF DIRECTORS

Communications with the Board of Directors

Shareholders may communicate with the Board of Directors by sending an email or by sending a letter to Data I/O Corporation Board of Directors, c/o the Secretary, 6464 185th Ave NE, Suite 101, Redmond, WA 98052. The Secretary will receive the correspondence and forward it to the Chairman of the applicable Board of Directors Committee or to any individual director or directors to whom the communication is directed.

BOARD COMMITTEES

During the year ended December 31, 2009, there were six meetings of the Board of Directors. Each of the incumbent directors who was on the Board of Directors during 2009 attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he served during his term of service on the Board of Directors. Data I/O does not have a policy requiring members of the Board of Directors to attend the Annual Meeting, although we typically encourage our Board of Directors to attend. Mr. Hume and Mr. Quist attended our 2009 Annual Meeting and no other Director attended because our Board of Directors did not have a meeting scheduled for that day.

The Board of Directors had three standing Committees during 2009, each comprised solely of independent directors as defined by NASDAQ standards and the Sarbanes-Oxley Act of 2002:  the Corporate Governance and Nominating Committee, the Audit Committee, and the Compensation Committee. The Audit Committee consisted of Messrs. DiLeo, Quist, and Walker (Chair) through May 14, 2009 and Messrs. Gary, Quist, and Walker (Chair) since then. The Compensation Committee consisted of Messrs. DiLeo, Walker, and Quist (Chair) through May 14, 2009 and Messrs. Gary, Walker and Quist (Chair) since then. The Corporate Governance and Nominating Committee consisted of Messrs. DiLeo (Chair), Gary, Lazowska, Quist, and Walker through May 14, 2009 and Messrs. Gary (Chair), Walker and Quist since then.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee develops, recommends to the Board of Directors, and monitors a set of corporate governance principles applicable to Data I/O. The Corporate Governance and Nominating Committee seeks qualified candidates to serve on the Board of Directors, recommends them for the Board of Directors’ consideration for election as directors at the Annual Meeting of Shareholders and proposes candidates to fill vacancies on the Board of Directors. The Corporate Governance and Nominating Committee met five times in 2009.

Audit Committee

The Audit Committee appoints, oversees, evaluates, and engages independent certified public accountants for the ensuing year and approves the compensation and other terms of such engagement; reviews the scope of the audit; periodically reviews Data I/O’s program of internal control and audit functions; receives and reviews the reports of the independent accountants; and reviews the annual financial report to the directors and shareholders of Data I/O. Each member of the Audit Committee is an independent director, as defined by the NASDAQ listing standards and the Sarbanes-Oxley Act of 2002. The Audit Committee includes two financial experts, William R. Walker and Steven M. Quist, as defined in the Securities and Exchange (“SEC”) rules adopted pursuant to the Sarbanes-Oxley Act of 2002. Mr. Walker also has the financial sophistication required by Rule 4350(d)(2) of the NASD Rules.   The Audit Committee met five times during 2009. See the “Report of the Audit Committee.”

Compensation Committee

The Compensation Committee of the Board of Directors (the “Committee”) is composed entirely of independent outside directors. The Committee is responsible for setting and administering the policies which govern all of the compensation programs of Data I/O.

The Compensation Committee makes recommendations to the Board of Directors concerning the compensation of Data I/O’s executive officers. The committee administers Data I/O’s long-term equity incentive plans. The Compensation Committee reviews all employee benefit programs and approves significant changes in major programs and all new programs.  The Compensation Committee met two times during 2009.

Consideration of Director Nominees

The Corporate Governance and Nominating Committee, in evaluating and determining whether to recommend a person as a candidate for election as a director, considers relevant management and/or technology industry experience (such as experience as chief executive, operations or financial officer, or similar positions); educational experience; commitment to maximizing shareholder value; certain values such as integrity, accountability, judgment and adherence to high performance standards; independence pursuant to applicable guidelines; ability and willingness to undertake the required time commitment to Board functions; and an absence of conflicts of interest with Data I/O.

Director Diversity

The Corporate Governance and Nominating Committee also considers issues of diversity, such as diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills.  The Corporate Governance and Nominating Committee does not have a formal policy on Board diversity; however, the Corporate Governance and Nominating Committee believes that it is important for Board members to represent diverse viewpoints.  In considering candidates for the Board, the Corporate Governance and Nominating Committee considers the entirety of each candidate’s credentials in the context of these standards.  With respect to the nomination of continuing directors for re-election, the individual’s contributions to the Board are also considered.

Identifying Director Nominees; Consideration of Nominees of the Shareholders

The Corporate Governance and Nominating Committee may employ a variety of methods for identifying and evaluating nominees for director. The Committee regularly assesses the size of the Board, the need for particular expertise on the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Committee considers various potential candidates for director which may come to the Committee’s attention through current Board members, professional search firms, shareholders, or other persons. These candidates are evaluated at regular or special meetings of the Committee, and may be considered at any point during the year.

The Corporate Governance and Nominating Committee will consider candidates recommended by shareholders, when the nominations are properly submitted, under the criteria summarized above in “Consideration of Director Nominees” and in accordance with the procedures described below in “Shareholder Nominations and Proposals for the 2011 Annual Meeting of Shareholders.”  Following verification of the shareholder status of persons proposing candidates, the Committee makes an initial analysis of the qualifications of any candidate recommended by shareholders or others pursuant to the criteria summarized above to determine if the candidate is qualified for service on the Data I/O Board of Directors before deciding to undertake a complete evaluation of the candidate. If any materials are provided by a shareholder or professional search firm in connection with the nomination of a director candidate, such materials are forwarded to the Committee as part of its review. Other than the verification of compliance with procedures and shareholder status, and the initial analysis performed by the Committee, a potential candidate nominated by a shareholder is treated like any other potential candidate during the review process by the Committee. For eligible shareholder nominees to be placed on the ballot for the 2010 Annual Meeting of Shareholders, shareholders were required to deliver nominations for proposed director nominees to Data I/O by February 13, 2010. Shareholders did not propose any candidates for election at the 2010 Annual Meeting.

Certain Relationships and Related Transactions

Our Audit Committee is charged with monitoring and reviewing issues involving potential conflicts of interest, and reviewing and approving related party transactions as set forth in the Code of Ethics, which is located on our website at www.dataio.com.  Under our Code of Conduct our directors, officers and employees are expected to avoid conflicts of interest with Data I/O and are required to report any such conflicts of interest to our Chief Executive Officer or Chief Financial Officer, or to the Chair of our Audit Committee. Our Audit Committee reviews all such transactions and relationships by our directors and executive officers that come to its attention either through the director and officer questionnaires or otherwise, and considers whether to approve or take other appropriate action with respect to such transactions or relationships. During 2009, no such transactions occurred.

BOARD COMPENSATION

Employee directors (Frederick R. Hume) do not receive additional compensation for serving on the Board of Directors. Non-employee directors received a cash retainer for 2009 of $3,750 for each quarter of service, plus $1,500 for each full Board of Directors meeting attended and $750 for each teleconference Board of Directors meeting attended. Data I/O paid additional quarterly compensation to the non-employee directors for serving as Chairman of the Board of Directors or as a Committee chair: $3,750 for Chairman of the Board of Directors; and $1,250 for our Committee chairs. In addition, each non-employee Board of Directors member as of May 14, 2009, was granted an option for 9,000 shares of Data I/O stock. New members who join the Board of Directors are granted 15,000 shares as an initial grant. The stock options were granted under the provisions and terms of the Amended and Restated 2000 Stock Compensation Incentive Plan (“2000 Plan”). Data I/O also reimburses non-employee directors for actual travel and out-of-pocket expenses incurred in connection with service to Data I/O.

At the April 2008 Board of Directors Meeting, the Board determined that each Data I/O non-employee member of the Board of Directors will be required to achieve ownership of Data I/O stock of at least equal to four times the annual director cash retainer fee.  Non-employee directors have five years from their initial election to meet the target guideline.  Amounts that count toward meeting the target guideline include: shares owned; shared ownership (shared owned or held in trust by immediate family); and the gain amount from in-the-money vested options.  If the stock ownership target guideline has not been met by any non-employee director, until such time as such Director reaches the guideline, he or she will be required to retain any Data I/O shares issued by Data I/O to such director (other than those disposed of to pay for the exercise and associated taxes on those shares).  At the time the guideline was established all directors met the stock ownership target guideline.  As of the Record Date all the non-employee directors met the stock ownership target guideline.

                                                                                         DIRECTOR COMPENSATION

The following table shows compensation paid by Data I/O to non-employee directors during 2009.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Daniel A. DiLeo (1)	$11,168	$-	$-	$-	$-	$16,850	$28,018
Paul A. Gary (2) (3)	37,500	-	13,356	-	-	-	50,856
Edward D. Lazowska (1)	9,313	-		-	-	16,850	26,163
Steven M. Quist (2) (3)	27,500	-	13,356	-	-	-	40,856
William R. Walker (2) (3)	27,500	-	13,356	-	-	-	40,856

______________________________

(1)   Director did not stand for reelection and term ended May 14, 2009.  Included in All Other Compensation was a payment of $16,850 in recognition of past services and contributions.

(2)   Each outside director elected in 2009 was granted 9,000 stock options with a grant date fair value under FAS 123R of $13,356 on May 14, 2009 with a 6 year life and 3 year quarterly vesting.

(3)   Each current outside director had the following aggregate number of option awards outstanding at December 31, 2009:  Gary 58,000; Quist 58,000; and Walker 58,000.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Data I/O’s directors, certain officers and persons who own more than ten percent (10%) of Data I/O’s Common Stock (“Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Data I/O. Reporting Persons are required by SEC regulations to furnish Data I/O with copies of all Section 16(a) reports.

To Data I/O’s knowledge, based solely on its review of copies of such reports furnished to Data I/O and representations that no other reports were required, all Section 16(a) filing requirements applicable to its Reporting Persons were complied with during 2009, except for a report on Form 4 which was filed one day late on May 14, 2009 for Paul Gary.

Report of the Audit Committee

The Audit Committee oversees Data I/O’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the consolidated financial statements and the reporting process, including the systems of internal controls. Audit Committee members are not professional accountants, or auditors and their functions are not intended to duplicate or to certify the activities of management or the independent auditors. In fulfilling its oversight responsibilities, the Committee reviewed the audited consolidated financial statements in the Annual Report (Form 10-K) with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with generally accepted accounting principles in the United States, their judgments as to the quality, not just the acceptability, of Data I/O’s accounting principles and such other matters as are required to be discussed by SAS 61 with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and Data I/O including the matters in the written disclosures and the letter provided by the independent auditors, as required by the applicable requirements of the Public Company Oversight Board for independent auditor communications with Audit Committees concerning independence, and considered the compatibility of nonaudit services with the auditors’ independence.

The Committee selects and engages Data I/O’s independent auditors and discusses the overall scope and plans for their audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Data I/O’s internal controls, and the overall quality of Data I/O’s financial reporting. The Committee held five meetings during 2009.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in Data I/O’s Annual Report (Form 10-K) for the year ended December 31, 2009 for filing with the Securities and Exchange Commission.  The Committee has selected Grant Thornton LLP as Data I/O’s auditors for the current year.

Respectfully submitted,

AUDIT COMMITTEE

Paul A. Gary

Steven M. Quist

William R. Walker

March 26, 2010

PRINCIPAL ACCOUNTANT’S FEES AND SERVICES

Audit Fees: Aggregate fees billed by Grant Thornton LLP for professional services rendered for the audit of Data I/O’s financial statements for each of the years ended December 31, 2009 and 2008 and for review of the financial statements included in each of Data I/O’s Form 10-Q, were approximately $202,532 and $193,735 respectively.

Audit Related Fees:  Aggregate fees billed for each of the years ended December 31, 2009 and 2008 for assurance and related services by Grant Thornton LLP that are reasonably related to the performance of the audit or review of Data I/O’s financial statements that are not reported under the caption “Audit Fees” above, including accounting treatment consultations, were approximately $0 and $ 1,142, respectively.

Tax Fees:  No aggregate fees were billed to Data I/O for each of the years ended December 31, 2009 and 2008 for professional services rendered by Grant Thornton LLP for tax compliance, tax advice, tax examination support, and tax planning.

All Other Fees:  No aggregate fees were billed to Data I/O for each of the years ended December 31, 2009 and 2008 for all other products and services provided by Grant Thornton LLP that are not otherwise disclosed above.

Policy on Pre-Approval by Audit Committee of Services Performed by Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, non-audit services, tax services and other services. Pre-approval is detailed as to the particular service or category of service and is subject to a specific engagement authorization.

During the year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the original pre-approval. In those circumstances, the Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. These additional approvals should be reported at the next scheduled Audit Committee meeting.

For 2009, all services provided by the independent auditors were pre-approved.

EXECUTIVE COMPENSATION

Elements of Our Company’s Compensation Plan

Annual executive officer compensation consists of the following elements which are described in more detail below:

•      Annual base salary;

•      Management Incentive Compensation Plan (“MICP”);

•      Long-term equity incentives;

•      Benefits; and

•      Perquisites and other perceived benefits.

It is the Compensation Committee’s policy to set total executive officer compensation at competitive levels based on compensation surveys with similar positions in similar sized companies and at levels sufficient to attract and retain a strong motivated leadership team. Our philosophy for compensation of executive officers is based on the following two principles:

i.      Executive base compensation levels should be established by comparison of job responsibility to similar positions in comparable companies and be adequate to retain highly-qualified personnel; and

ii.    Variable compensation should be established to provide incentive to improve performance and shareholder value.

•   Annual Base Salary. The Compensation Committee establishes a base salary structure for each executive officer position. This structure defines the salary levels and the relationship of base salary to total cash compensation. The Compensation Committee reviews the salary structure periodically. Consideration of Data I/O’s executive management normal 2009 and 2010 annual base salary adjustments was deferred indefinitely for executive officers as part of Data I/O’s short-term cost control efforts and will be readdressed mid-year in 2010.   Effective March 1, 2009 Mr. Hume voluntarily reduced his base salary by $50,000 per year.  This reduction and salary adjustment deferral will be readdressed mid-year in 2010.

•   MICP. The MICP offers each executive officer a performance-based opportunity to earn the variable component of annual cash compensation in an amount tied to a percentage of the executive officer’s base salary. The Compensation Committee’s philosophy in setting executive MICP percentages and the formulas for MICP payout is to pay above average total compensation for better than average historical or expected financial performance and below average compensation for lower than or  average historical or expected financial performance. The percentages of base salary targeted for MICP payout (“the MICP Target”) for specific executive officers for a given year are generally the same as the previous year, but can be changed by the Compensation Committee on an annual basis.

        The 2008 and 2009 MICP Target percentages for our executive officers were as follows:  Mr. Hume 50% of base salary; Mr. Hatlen 40% of base salary; and Mr. Bluechel 30% of base salary. If the maximum revenue growth and EBITDA percent for the applicable year’s range matrix were achieved under the MICP measures, the Chief Executive Officer would earn a cash bonus of 100% of his base salary; Mr. Hatlen would earn 80% of his base salary; and Mr. Bluechel would earn 60% of his base salary.

For 2008, the Compensation Committee determined that revenue growth combined with profitability was critical for Data I/O and would affect near term and long-term shareholder value. Therefore, for 2008 the MICP payout was a function of two measures: Data I/O’s revenue growth percentage; and Data I/O’s EBITDA as a percentage of revenue. Given the uncertain economic conditions, the Compensation Committee determined that profitability was critical for 2009 and that the measurement periods would be separated to pay out based on quarterly and annual results.  Therefore, the 2009 MICP payout was a function of Data I/O’s EBITDA as a percentage of revenue, with 15% of the incentive opportunity allocated to each quarter and 40% to annual results.  For 2010, the Compensation Committee determined that it was critical to also emphasize revenue, as measured by revenue growth percentage, along with profitability, as measured by operating profit as a percentage of revenue, as the critical measures for the MICP payout.  The Compensation Committee retains discretion to adjust the calculation of the two measures for changes outside normal business operations such as acquisitions or asset sales. The measurement periods will again be quarterly with 15% of the incentive opportunity allocated to each quarter and 40% to  annual results.   The MICP payout can range from 0% to 200% of each executive’s MICP Target.  The Compensation Committee believes that for 2010 these measures of key results for Data I/O will affect near-term and long-term shareholder value.

Data I/O Corporation 2008 MICP Variable Compensation Matrix
Range of Payouts (actual results interpolated)

Revenue	14%	100%	125%	150%	175%	200%
Growth	11%	75%	100%	125%	150%	175%
Percentage	8%	50%	75%	100%	125%	150%
	5%	25%	50%	75%	100%	125%
	~	0%	25%	50%	75%	100%
		2%	4%	6%	8%	10%
		EBITDA as a Percentage of Revenue

Data I/O Corporation 2009 MICP Variable Compensation Matrix
Range of Payouts (actual results interpolated)

EBITDA as a percentage of revenue	0.0%	2.0%	4.5%	7.0%	9.5%	12.0%

Variable Compensation	0%	25%	50%	100%	150%	200%

A greater or lesser percentage of MICP Target is to be paid based on Data I/O’s actual achievement of these measures with the payout aimed at being at approximately 100%. For 2008 the MICP payout was 116% of target.  For 2009 the MICP payout was 49.5% of target.

•   Long-Term Equity Incentives. The Compensation Committee approves grants under the Data I/O Corporation 2000 Plan (“the Plan”). This is Data I/O’s only long-term incentive plan. The primary purpose of the Plan is to make a significant element of executive pay a reward for taking actions which maximize shareholder value over time. All new options or stock awards are granted under the 2000 Plan.

Award Criteria

The Compensation Committee grants options or restricted stock awards based primarily on its perception of the executive’s ability to affect future shareholder value and secondarily on the competitive conditions in the market for highly-qualified executives who typically command compensation packages which include a significant equity incentive. All options and restricted stock awards granted to our executive officers in 2008 and 2009 were based on these criteria.

Exercise Price

Historically, all options and restricted stock awards granted by Data I/O have been granted with an exercise price equal to the fair market value (an average of the day’s high and low selling price) of Data I/O’s Common Stock on the date of grant and, accordingly, will only have value if Data I/O’s stock price increases. Options granted to employees are non-qualified.

Vesting and Exercise

Options and restricted stock awards granted to employees vest at a rate of 6.25% per quarter and have a six year term. Options granted to Directors are also non-qualified options and vest quarterly over a three year period. All grants are subject to acceleration of vesting in connection with certain events leading to a change in control of Data I/O or at any other time at the discretion of the Compensation Committee. All options granted to executive officers are issued in tandem with limited stock appreciation rights (“SARs”), which become exercisable only in the event of a change in control of Data I/O. See “Change in Control and other Termination Arrangements.”

Award Process

The timing of our typical grant/award is typically determined well in advance, with approval at a scheduled meeting of our Board of Directors or its Compensation Committee with the grant date to be effective on the date of our next Annual Meeting of Shareholders. The Annual Meeting of Shareholders does not coincide with any of our scheduled earning releases.  We do not anticipate option grants at other dates, except for grants to new employees based on their first date of employment or in specific circumstances approved by the Compensation Committee. The grant date is established when the Compensation Committee approves the grant and all key terms have been determined. If at the time of any planned option grant/award date any member of our Board of Directors or Executive Officers is aware of material non-public information, the Company would not generally make the planned stock option/award grant. In such an event, as soon as practical after material information is made public, the Compensation Committee would authorize the delayed stock option grant.

•   Benefits. Executive Officers of Data I/O are eligible for the same benefits as other Data I/O employees. Data I/O has no defined benefit pension programs. Data I/O has a 401(k) tax qualified retirement savings plan in which all U.S. based employees, including U.S. executive officers, are able to contribute the lesser of up to 100% of their annual salary or the limit prescribed by the IRS on a pre-tax basis. Data I/O will match up to 4% of pay contributed. Matching contributions in any year require employment on December 31 and vest after three years of service credit.

•   Perquisites and Other Personal Benefits. We believe perquisites are not conditioned upon performance, create divisions among employees, undermine morale, and are inconsistent with our compensation philosophy and policy of equitable treatment of all employees based upon their contribution to our business. No executive officer received perquisites valued at $10,000 or more in 2009.

•   Individual Executive Officers’ Performance. The base salary of each executive officer is reviewed annually by the President and Chief Executive Officer. This is done on the basis of a review by the President and Chief Executive Officer, evaluating the executive’s prior year performance against their individual job responsibilities and attainment of corporate objectives and Data I/O’s financial performance. In developing executive compensation packages to recommend to the Compensation Committee, the President and Chief Executive Officer considers, in addition to each executive’s prior year performance, the executive’s long-term value to Data I/O, the executive’s pay relative to that for comparable surveyed jobs, the executive’s experience and ability relative to executives in similar positions, and the current year increases in executive compensation projected in industry surveys.

The Compensation Committee then reviews the President and Chief Executive Officer’s recommendations for executive officers’ total compensation and approves final decisions on pay for each executive officer based on the President and Chief Executive Officer’s summary of the executive officers performance and on the other criteria and survey data described above. In this process, the Compensation Committee consults with Data I/O’s President and Chief Executive Officer.

The base salary, total cash compensation, and long term equity incentive compensation for the President and CEO are reviewed annually by the full Board of Directors. This review includes a written evaluation of the CEO’s performance for the previous year. The Compensation Committee meets annually without the President and Chief Executive Officer to evaluate his performance and to develop a recommendation for his compensation for the coming year. In addition to reviewing Data I/O’s financial performance for the prior year, the Committee reviews compensation surveys for chief executive officers and the President and Chief Executive Officer’s individual performance, including development and execution of short- and long-term strategic objectives, Data I/O revenue growth and profitability, the achievement of which is expected to increase shareholder value.

The Compensation Committee determined the compensation package, including salary, bonus, stock option grants, and other benefits for Frederick R. Hume, President and Chief Executive Officer, based on the Committee’s perception of his qualifications for the position, his performance results, his ability to affect future shareholder value, compensation surveys, and the competitive conditions in the market.

Consideration of Risk in Compensation

The Compensation Committee believes that promoting the creation of long-term value discourages behavior that leads to excessive risk.  The Compensation Committee believes that the following features of our compensation programs provide incentives for the creation of long-term shareholder value and encourage high achievement by our executive officers without encouraging inappropriate or unnecessary risks:

•  Our long-term incentives in the form of stock options or restricted stock are at the discretion of the Compensation Committee and not formulaic.

•      Stock options become exercisable over a four year period and remain exercisable for up to six years from the date of grant, encouraging executives to look to long-term appreciation in equity values.

•      We balance short- and long-term decision-making with the annual cash incentive program and stock options that vest over four years.

•      Because of the extent of the CEO and CFO’s direct stock ownership and in the money options, they could lose significant wealth if Data I/O were exposed to inappropriate or unnecessary risks which in turn affected our stock price.

•      The financial metrics used in the cash incentive program are measures the Committee believes drive shareholder value. These measures are revenue growth and operating income as a percentage of revenue. Moreover, the Committee attempts to set ranges for these measures that encourage success without encouraging excessive risk taking to achieve short-term results.

In addition, the overall MICP incentive compensation cannot exceed two times the MICP Target amount, no matter how much financial performance exceeds the ranges established at the beginning of the year.

Accounting and Tax Considerations of our Compensation Program

Options granted to employees are non-qualified options because of the more favorable tax treatment for Data I/O.   We are required to value granted stock options under the fair value method and expense those amounts in the income statement over the stock option’s remaining vesting period.

We have structured our compensation program to comply with Internal Revenue Code Sections 162(m) and 409A. Under Section 162(m) of the Internal Revenue Code, a limitation was placed on tax deductions of any publicly-held corporation for individual compensation to the chief executive officer and the four other most highly compensated executive officers exceeding $1,000,000 in any taxable year, unless the compensation is performance-based. The Compensation Committee is aware of this limitation and believes that no compensation to be paid by Data I/O in 2010 will exceed the $1 million limitation, except possibly related to a change of control.

Change in Control and other Termination Arrangements

•   Change in Control Arrangements. Data I/O has entered into agreements (the “Executive Agreements”) with Messrs. Hume and Hatlen which entitle them to receive payments if they are terminated without cause or resign with good reason within specified periods before or after the occurrence of certain events deemed to involve a change in control of Data I/O. Effective December 31, 2008 the Executive Agreements were amended and restated and the term of the Executive Agreements was extended until December 31, 2011.  The Executive Agreements ensure appropriate incentives are in place for Messrs. Hume and Hatlen to complete any change in control related transaction and transition and to comply with the provisions of Section 409A of the Internal Revenue Code.  The Executive Agreements state that the resulting additional severance will be calculated under the Executive Agreements based on Data I/O’s severance policy in place immediately preceding the date of a change in control (See: ”Other Termination Arrangements” below for current severance policy).  The Executive Agreements provide for continuation and vesting in Data I/O’s matching 401(k) contributions through the date of termination after a change in control and include a reimbursement allowance of $20,000 for outplacement services.  The Executive Agreements also have a transaction closing incentive of one half year’s annual salary for Messrs. Hume and Hatlen.

In order to better ensure appropriate incentives were in place for Mr. Bluechel and certain other key individuals to complete a change in control related transaction and transition, the Board of Directors at its October 22, 2008 meeting also approved the following change in control arrangements for Mr. Bluechel and certain other key individuals:

•    a change in control transition incentive of three month’s salary at the end of one year following a change in control or involuntary termination, whichever occurs first;

•    vesting of stock options on close of change in control transaction;

•    up to $10,000 in outplacement services on termination after a change in control;

•    continuation of and vesting in Data I/O’s matching 401(k) contribution through date of termination after change in control; and

•    severance based on Data I/O’s severance policy in place immediately preceding the date of a change in control .

Data I/O’s option grants and stock awards have been granted pursuant to the 2000 Plan. The Change in Control provision applicable to the 2000 Plan is as follows:

2000 Plan

The 2000 Plan allows for the granting of options and other restricted stock awards. Subject to any different terms set forth in the award agreement, vesting of “qualifying” options and restricted stock awards may be affected by a Change in Control and as described out in the table below.  A “Change in Control” is defined to include (i) a merger or consolidation of the Company in which more than 50% of the voting power of the Company’s outstanding stock after the transaction is owned by persons who are not shareholders immediately prior to such transaction, and (ii) the sale or transfer of all or substantially all of the Company’s assets. A “qualifying” award is defined as an option or award that has been held for at least 180 days as of the Change of Control.

Event	Acceleration of Vesting
The outstanding options do not remain outstanding or are not assumed by the surviving entity or replaced with comparable options.

Subject to certain limitations, the vesting of “qualifying” options or awards are accelerated in full. The option will be exercisable in full prior to the effective date of the Change of Control. The Company’s repurchase right with respect to all “qualifying” share awards shall lapse in full.

The outstanding options remain outstanding after a Change of Control or are assumed by the surviving entity or replaced with comparable options.

Subject to certain limitations, the vesting of outstanding “qualifying” options and restricted stock awards will be accelerated to the extent of 25% of the unvested portion thereof. The remaining 75% of the unvested portion will vest in accordance with the vesting schedule set forth in the applicable award agreement.

The outstanding options remain outstanding after a Change of Control or are assumed by the surviving entity or replaced with comparable options, but the holder of a “qualifying” award is terminated involuntarily within 180 days of the Change of Control.

All options and other awards held by such person will be accelerated in full. The options are exercisable in full for a period of 90 days commencing on the effective date of the involuntary termination, or if shorter, the remaining term of the option.

There are no “qualifying” options outstanding at the effective time of the Change of Control, but there are “qualifying” shares.

The vesting of all “qualifying” shares will be accelerated to the extent of 25% of the unvested portion thereof. The remaining 75% of the unvested portion will vest in accordance with the vesting schedule set forth in the applicable award agreement.

In 1983, Data I/O adopted a SAR Plan which allows the Board of Directors to grant to each director, executive officer or holder of 10% or more of the stock of Data I/O a SAR with respect to certain options granted to these parties. A SAR has been granted in tandem with each option granted to an executive officer of Data I/O. SARs granted which have been held for at least six months are exercisable for a period of 20 days following the occurrence of either of the following events: (i) the close of business on the day that a tender or exchange offer by any person (with certain exceptions) is first published or sent or given if, upon consummation thereof, such person would be the beneficial owner of 30% or more of the shares of Common Stock then outstanding; or (ii) approval by the shareholders of Data I/O (or, if later, approval by the shareholders of a third party) of any merger, consolidation, reorganization or other transaction providing for the conversion or exchange of more than 50% of the outstanding shares of Data I/O’s Common Stock into securities of a third party, or cash, or property, or a combination of any of the foregoing.

•   Other Termination Arrangements. Data I/O has a severance policy for U.S. employees that provides for severance payouts for terminations without cause based upon years of service. The formula is 1 week of pay for each year of service up to 5 years; 1.25 weeks of pay for each year of service for those with 5 to 10 years of service; and 1.5 weeks of pay for each year of service for those with 10 or more years of service. Mr. Hume, Mr. Hatlen and Mr. Bluechel had at February 28, 2010 approximately 11 and 18 and 17 years of service, respectively. This severance policy is the minimum amount that would be paid out. Data I/O does not have a formal policy regarding executive severance but has generally provided an amount it believes is consistent with severance typically provided for executives in similar positions and with similar periods of service.

                                                       Change in Control and Other Termination Arrangements

	Termination without cause and Change in Control not applicable	Termination without cause and Change in Control applicable		Change in Control applicable without termination
Name	Compensation (3)	Compensation (2)	Option/SAR Vesting	Compensation (4)	Option/SAR Vesting

Frederick R. Hume	$99,952	$675,407	75,624	$157,500	75,624

Joel S. Hatlen	$92,138	$418,895	37,186	$88,725	37,186

Gordon B. Bluechel	$66,901	$111,007	26,327	$34,106	26,327

(1)   Maximum vesting on Change in Control.

(2)   Represents the Data I/O standard employee severance, additional Executive/Employment Agreement severance, change in control transition/closing incentive and outplacement expense reimbursement, as applicable as of February 28, 2010 with the calculations for Mr. Hume based on his base pay without the current $50,000 voluntary reduction.

(3)   Minimum amount per Data I/O standard employee severance plan; no formal Executive Severance Plan is in place as of February 28, 2010.

(4)   Represents change in control transition/closing incentive as of February 28, 2010.

SUMMARY COMPENSATION TABLE

The following table shows compensation paid by Data I/O for services rendered during 2008 and 2009 to each of our named executive officers.

Name[1]	Year	Salary[2]	Bonus[3]	Stock Awards	Option Awards[4,5]	Non-Equity Incentive Plan Compen- sation[6]	Non-Qualified Deferred Compen-sation Earnings[7]	All Other Compen- sation[8]	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Frederick R. Hume Chief Executive	2009	$273,333	$0	$0	$74,200	$67,614	$0	$11,707	$426,855
Office / President	2008	$312,500	$0	$0	$115,204	$181,250	$0	$11,006	$619,960

Joel S. Hatlen Chief Financial Officer / Vice President / Secretary	2009	$177,450	$0	$0	$37,100	$35,117	$0	$9,800	$259,467
Treasurer	2008	$176,042	$5,000	$0	$57,602	$81,683	$0	$7,242	$327,569

Gordon B. Bluechel Vice President (9)	2009	$136,425	$0	$0	$27,825	$20,248	$0	$7,755	$192,254
Operations & Administration	2008	$134,938	$0	$0	$43,202	$46,958	$0	$5,950	$231,048

(1)     Data I/O currently has three named executive officers.

(2)     Consideration of pay increases for 2007 was deferred to March 2008 and 2009 pay adjustments were canceled and consideration of 2010 pay adjustments have been delayed are not planned to be addressed until mid-year 2010.  Mr. Hume voluntarily reduced his base pay by $50,000 per year starting March 2009.

(3)     Plan Based Bonuses for prior years previously reported in this column, but now reported in column (g).  Amount represents an incentive bonus given to close the patent sale transaction.

(4)     Amount represents fair value of stock options granted during the year.

(5)     All options granted to executive officers are granted in tandem with an equal number of SARs. SARs are only exercisable upon the occurrence of certain events leading to a change in the control of Data I/O. See “Change in Control and Other Termination Arrangements.”

(6)     Amounts earned under the MICP variable compensation arrangement in place for the year.

(7)     Not applicable for Data I/O.

(8)     These amounts represent for Mr. Hume, Mr. Hatlen and Mr. Bluechel Data I/O’s contributions to Data I/O’s 401(k) Plan, and the value of group term life insurance in excess of premiums paid by the executive officer.

(9)     Mr. Bluechel became an executive officer on November 17, 2008.

Outstanding Equity Awards At Fiscal Year-End

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexer-cisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Held That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Frederick
R. Hume
	50,000	0		$2.93	6/17/2010		$0	0	$0
	50,000	0		2.49	2/21/2011
	21,875	3,125		3.88	5/24/2012
	21,875	13,125		3.69	5/17/2013
	15,000	25,000		5.98	5/19/2014
	6,250	43,750		3.07	5/14/2015
Joel S.
Hatlen
	17,500	0		2.93	6/17/2010		$0	0	$0
	20,000	0		2.49	6/21/2011
	13,125	1,875		3.88	5/24/2012
	9,375	5,625		3.69	5/17/2013
	7,500	12,500		5.98	5/19/2014
	3,125	21,875		3.07	5/14/2015

Gordon B.
Bluechel	2,000	0		$2.93	6/17/2010		$0	0	$0
	4,500	0		2.49	6/21/2011
	4,375	625		3.88	5/24/2012
	4,688	2,812		3.69	5/17/2013
	5,625	9,375		5.98	5/19/2014
	2,344	16,406		3.07	5/14/2015

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about Data I/O’s Common Stock that may be issued upon the exercise of options and rights under all of Data I/O’s existing equity compensation plans as of December 31, 2009.

	(a) Number of securities to be issued upon the exercise of outstanding options, warrants and rights	(b) Weighted–average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by the security holders (1) (2)	739,777	$3.63	724,627

Equity compensation plans not approved by the security holders	-	-	-

Total	739,777	$3.63	724,627

(1)   Represents shares of Data I/O’s Common Stock issuable pursuant to our 2000 Plan, 1986 Plan, 1992 Employee Stock Purchase Plan, and Director Fee Plan.

(2)   Stock Appreciation Rights (“SAR”) Plan provides that directors, executive officers or holders of 10% or more of Data I/O’s Common Stock have a SAR with respect to each exercisable option. While the plan has been approved by the security holders, no amounts are included in columns (a), (b) or (c) relating to the SAR.

PROPOSAL 2:  RATIFICATION OF THE CONTINUED APPOINTMENT OF AUDITORS

The Board of Directors requests that the shareholders ratify the continued appointment of Grant Thornton LLP to serve as Data I/O’s independent auditors for calendar year 2010. Grant Thornton LLP examined the consolidated financial statements of Data I/O for the year ended December 31, 2009. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting to make a statement if they desire to do so and to respond to questions by shareholders.

OTHER BUSINESS

As of the date of this Proxy Statement, Data I/O is not aware of any other business to be acted upon at the Annual Meeting. If any other business calling for a vote of the shareholders is properly presented at the meeting, the holders of the proxies will vote or refrain from voting in accordance with their best judgment.

SHAREHOLDER NOMINATIONS AND PROPOSALS FOR THE

2011 ANNUAL MEETING OF SHAREHOLDERS

Data I/O’s Bylaws provide that advance notice of nominations for the election of directors at a meeting of shareholders must be delivered to or mailed and received by Data I/O on or before February 10, 2011 in the case of an annual meeting of shareholders, and in the case of a special meeting of shareholders to elect directors, the close of business on the 10th day following the date on which notice of such meeting is first given to shareholders. The Bylaws also provide that advance notice of proposals or director nominees to be brought before an Annual Meeting by a shareholder must be submitted in writing and delivered to or mailed and received by Data I/O not later than 90 days prior to the date one year from the date immediately preceding the Annual Meeting of Shareholders.

Each notice of a nomination or proposal of business must contain, among other things:  (i) the name and address of the shareholder who intends to make the nomination or proposal;  (ii) a representation that the shareholder is a holder of record of stock of Data I/O entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or to vote at the meeting for the proposal;  (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder and any material interest of such shareholder in any proposal to be submitted to the meeting; (iv) such other information regarding each nominee or proposal as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and (v) with respect to the nominations, the consent of each nominee to serve as a director of Data I/O if elected.

A copy of the full text of the provisions of Data I/O’s Bylaws dealing with shareholder nominations and proposals is available to shareholders from the Secretary of Data I/O upon written request.  The Bylaws may also be accessed online, as a Form 10K exhibit as referenced in our Annual Report on Form 10K.  SEC rules establish a deadline for submission of shareholder proposals that are not intended to be included in Data I/O’s proxy statement with respect to discretionary voting (the “Discretionary Vote Deadline”). The Discretionary Vote Deadline for the 2011 Annual Meeting is February 10, 2011. If a shareholder gives notice of such a proposal after the Discretionary Vote Deadline, Data I/O’s proxy holders will be allowed to use their discretionary voting authority to vote against the shareholder proposal when and if the proposal is raised at the 2010 Annual Meeting.

Eligible shareholders who intend to have a proposal considered for inclusion in Data I/O’s proxy materials for presentation at the 2011 Annual Meeting must submit the proposal to Data I/O no later than December 16, 2010. Shareholders who intend to present a proposal at the 2011 Annual Meeting without inclusion of such proposal in Data I/O’s proxy materials are required to provide notice of such proposal to Data I/O no later than February 10, 2011.

To qualify as an “eligible” shareholder, a shareholder must have been a record or beneficial owner of at least one percent (1%) of Data I/O’s outstanding Common Stock, or shares of Common Stock having a market value of at least $2,000, for a period of at least one (1) year prior to submitting the proposal, and the shareholder must continue to hold the shares through the date on which the meeting is held.

Data I/O reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements, but only after Data I/O has notified the shareholder(s) who have submitted the proposal of the problem and such shareholder(s) have failed to correct it. This obligation to notify the appropriate shareholder(s) does not apply to the failure to submit such proposal prior to the deadlines discussed above.

SOLICITATION OF PROXIES

The proxy accompanying this Proxy Statement is solicited by the Board of Directors. Proxies may be solicited by officers, directors and regular supervisory and executive employees of Data I/O, none of whom will receive any additional compensation for their services. In addition, Data I/O may engage an outside proxy solicitation firm to render proxy solicitation services and, if so, will pay a fee for such services. Solicitations of proxies may be made personally, or by mail, telephone, telegraph or messenger. Data I/O will pay persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding soliciting materials to their principals. All costs of solicitation of proxies will be paid by Data I/O.

Copies of our annual report on Form 10-K for the year ended December 31, 2009 are being mailed with this Proxy Statement to each shareholder of record. If you did not receive a copy of our annual report Form 10-K, you may obtain a copy (without exhibits) without charge by writing or calling c/o Secretary, 6464 185th Avenue NE, Suite 101, Redmond, WA 98052 (425) 881-6444. Copies of the exhibits to our annual report Form 10-K are available for a nominal fee or may be viewed at http://www.dataio.com/corporate/filings.asp or www.sec.gov in the EDGAR filing of our report.

                                                                                                                                By Order of the Board of Directors

                                                                                                                                /s/ Frederick R. Hume

                                                                                                                                Frederick R. Hume

                                                                                                                                President and Chief Executive Officer

Redmond, Washington

March 31, 2010

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the annual meeting day.

INTERNET http://www.proxyvoting.com/daio

DATA I/O CORPORATION

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE 1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

indicated in this example X

		FOR	WITHHOLD *EXCEPTIONS
		ALL	FOR ALL		FOR AGAINST ABSTAIN

ITEM 1.	Election of Directors			ITEM 2.	Proposal to ratify the continued appointment of
	Nominees:				Grant Thornton LLP as the Company s independent
auditors.
01 Paul A. Gary
	02 Fredrick R. Hume			ITEM 3.	The undersigned hereby revokes any proxy or proxies heretofore given for
	03 Steven M. Quist				such shares and ratifies all that said proxies or their substitutes may lawfully do
	04 William R. Walker				by virtue hereof.

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FOLD AND DETACH HERE

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR”THE PROPOSALS.

Please mark your votes as

(INSTRUCTIONS:To withhold authority to vote for any individual nominee, mark the
“Exceptions”box above and write that nominee’s name in the space provided below.)

*Exceptions

Mark Here for
Address Change
or Comments
SEE REVERSE

Signature

Signature

Date

NOTE: Please sign as name appears hereon. Joint owners should each sign.When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

You can now access your Data I/O Corporation account online.

Access your Data I/O Corporation account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Data I/O Corporation, now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/isd For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect ®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the 2009 Annual Report to Shareholders are available at: http://www.dataio.com/corporate/filings.asp

FOLD AND DETACH HERE

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

DATA I/O CORPORATION

     The undersigned hereby appoints Frederick R. Hume, and Joel S. Hatlen, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Data I/0 Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held May 11, 2010 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

     This proxy, when properly executed, will be voted in the manner directed on this proxy card.The Board of Directors recommends a vote FOR all nominees and FOR ratification of the continued appointment of Grant Thornton LLP as the Company's independent auditors. If no specification is made, all shares represented by this proxy will be voted FOR all of said nominees and FOR ratification of the continued appointment of Grant Thornton LLP as the Company's independent auditors, and will be voted on all other matters which may come before the meeting or any adjournment thereof.

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 (Continued and to be marked, dated and signed, on the other side)

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